SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2003

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23125	95-4783236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard, Suite 6000 West, Santa Monica, CA 90404

(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 447-3870

Item 5.	Other Events.

Attached hereto as Exhibit 99 is a copy of the press release issued by Entravision Communications Corporation on July 3, 2003, announcing the sale of its newspaper, El Diario/La Prensa, for aggregate consideration of $19.9 million.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits. The following exhibit is filed herewith:

Exhibit Number	Document

99	Press release issued by Entravision Communications Corporation on July 3, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRAVISION COMMUNICATIONS CORPORATION

Date: July 3, 2003	By:	/s/ WALTER F. ULLOA
Walter F. Ulloa Chairman and Chief Executive Officer